EXHIBIT 3.74

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ‘BUDGET CALL LONG DISTANCE, INC,’ FILED IN THIS OFFICE ON THE TENTH DAY OF APRIL A.D. 1992 AT 11:30 AM

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 11:30 AM 04/10/1992

CERTIFICATE OF INCORPORATION

OF

BUDGET CALL LONG DISTANCE, INC.

* * * * *

1. The name of the corporation is BUDGET CALL LONG DISTANCE, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is, “To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To provide long distance telephone or other communication service to users, and to engage in all activities necessary or incidental thereto.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value, and all of one class.

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
T.L. Ford	Corporation Trust Center 120 Orange Street Wilminqton, Delaware 19801

M.C. Kinnamon	Corporation Trust Center 120 Orange Street Wilminqton, Delaware 19801

J.L Austin	Corporation Trust Center 120 OrangE Street Wilminqton, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	ADDRESS
Timothy L. Bryant	P.O. BOX 1159 Columbus, NE 68602

Daniel A. Springer	P.O. Box 1159 Columbus, NE 68602

6. The corporation shall have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be determined from time to time by the board of directors or in the by-laws of the corporation.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except as expressly provided by the Delaware General Corporation Law.

10. Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General corporation Law of the State of Delaware as it may be in effect from time to time.

WE, THE UNDERSIGNED, being all of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of April, 1992.

/s/ T. L. Ford

/s/ H. C. Kinnamon

/s/ J.L. Sustin